Exhibit 23.2

KPMG LLP

1601 Market Street

Philadelphia, PA 19103-2499

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 28, 2023, with respect to the consolidated financial statements of WSFS Financial Corporation, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

Philadelphia, Pennsylvania

June 23, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.